Exhibit 10.14

STEMLINE THERAPEUTICS, INC.

Incentive Stock Option Agreement
Granted Under 2012 Equity Incentive Plan

NOTICE OF GRANT

Stemline Therapeutics, Inc., a Delaware corporation (the “Company”), pursuant to its 2012 Equity Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the Participant listed below (“Participant”), an option to purchase the number of Shares (as defined in the Plan) set forth below (the “Option”).  This Option is subject to all of the terms and conditions set forth herein and in the Incentive Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, each of which are incorporated herein by reference.  Capitalized terms used but not otherwise defined in this Notice of Grant shall have the meanings ascribed to them in the Plan or the Stock Option Agreement.

Participant:	[	]

Grant Date:	[	]

Exercise Price per Share:	$[	]

Total Exercise Price:	$[	]

Total Number of Shares Subject to the Option:	[	] shares

Expiration Date:	[	]

Vesting Schedule:	[	]

Type of Option:	Incentive Stock Option

Please confirm your acceptance of the Option and of the terms and conditions set forth herein and in the Stock Option Agreement and the Plan by signing where indicated below.

STEMLINE THERAPEUTICS, INC.

By:
[insert name and title]

Accepted and Agreed:

[insert name of Participant]

Address:

Exhibit A

STEMLINE THERAPEUTICS, INC.

Incentive Stock Option Agreement
Granted Under 2012 Equity Incentive Plan

1.                                       Grant of Option.

This agreement evidences the grant by Stemline Therapeutics, Inc., a Delaware corporation (the “Company”), on                , 201   (the “Grant Date”) to               , an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2012 Equity Incentive Plan (the “Plan”), a total of                shares (the “Shares”) of common stock, $0.0001 par value per share, of the Company (“Common Stock”) at $               per Share.  Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on                (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).  Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.                                       Vesting Schedule.

This option will become exercisable (“vest”) as to               % of the original number of Shares on the first anniversary of the Vesting Commencement Date and as to an additional               % of the original number of Shares at the end of each successive                period following the first anniversary of the Vesting Commencement Date until the                anniversary of the Vesting Commencement Date.  For purposes of this Agreement, “Vesting Commencement Date” shall mean               .

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.                                       Exercise of Option.

(a)                                  Form of Exercise.  Each election to exercise this option shall be accompanied by a completed Notice of Stock Option Exercise in the form attached hereto as Exhibit A, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the

Plan.  The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b)                                 Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

(c)                                  Termination of Relationship with the Company.  If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.  Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

(d)                                 Exercise Period Upon Death or Disability.  If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e)                                  Termination for Cause.  If, prior to the Final Exercise Date, the Participant’s employment is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment.  If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her employment by the Company for Cause, and the effective date of such employment termination is subsequent to the date of delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate upon the effective date of such termination of employment).  If the Participant is party to an employment or severance agreement with the Company that contains a definition of “cause” for termination of employment, “Cause” shall have the meaning ascribed to such term in such agreement.  Otherwise,

“Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive.  The Participant’s employment shall be considered to have been terminated for Cause if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.

4.                                       Agreement in Connection with Public Offering.

The Participant agrees, in connection with an underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address FINRA Rule 2711(f)(4) or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

5.                                       Tax Matters.

(a)                                  Withholding.  No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

(b)                                 Disqualifying Disposition.  If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

6.                                       Transfer Restrictions.

(a)                                  This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

(b)                                 The Participant agrees that he or she will not transfer any Shares issued pursuant to the exercise of this option unless the transferee, as a condition to such transfer, delivers to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of Section 4; provided that such a written confirmation shall not be required with respect to Section 4 after the completion of the lock-up period in connection with the Company’s initial underwritten public offering.

7.                                       Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.

[Remainder of Page Intentionally Left Blank]

 Exhibit A

NOTICE OF STOCK OPTION EXERCISE

Date:	(1)

Stemline Therapeutics, Inc.
750 Lexington Avenue, Sixth Floor
New York, NY 10022

Attention:  Director of Operations

Dear Sir or Madam:

I am the holder of an Incentive Stock Option granted to me under the Stemline Therapeutics, Inc. 2012 Equity Incentive Plan on                            (2) for the purchase of                                 (3) shares of Common Stock of the Company at a purchase price of $               (4) per share.

I hereby exercise my option to purchase                                  (5) shares of Common Stock, for which I have enclosed                                  (6) in the amount of                                  (7).  Please register my stock certificate as follows:

Name(s):	(8)

Address:

Tax I.D. #:	(9)

(1)  Enter the date of exercise.

(2)  Enter the date of grant.

(3)  Enter the total number of shares of Common Stock for which the option was granted.

(4)  Enter the option exercise price per share of Common Stock.

(5)  Enter the number of shares of Common Stock to be purchased upon exercise of all or part of the option.

(6)  Enter “cash”, “personal check” or if permitted by the option or Plan, “stock certificates No. XXXX and XXXX”.

(7)  Enter the dollar amount (price per share of Common Stock times the number of shares of Common Stock to be purchased), or the number of shares tendered.  Fair market value of shares tendered, together with cash or check, must cover the purchase price of the shares issued upon exercise.

(8)  Enter name(s) to appear on stock certificate: (a) Your name only; (b) Your name and other name (i.e., John Doe and Jane Doe, Joint Tenants With Right of Survivorship); or (c) In the case of a Nonstatutory option only, a Child’s name, with you as custodian (i.e., Jane Doe, Custodian for Tommy Doe).  Note:  There may be income and/or gift tax consequences of registering shares in a Child’s name.

(9)  Social Security Number of Holder(s).

Very truly yours,

(Signature)